UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On December 16, 2009, the Public Service Commission of the District of Columbia (PSC of DC) issued a Final Order approving a Joint Motion for Approval of Unanimous Agreement of Stipulation and Full Settlement with the PSC of DC (Stipulation), with one modification, filed by Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. The Stipulation was filed on October 2, 2009 by Washington Gas and the District of Columbia Office of the People’s Counsel (DC OPC).
The parties to the Stipulation agreed, including modifications suggested by the PSC of DC, that hexane commodity costs incurred by Washington Gas to condition liquefied natural gas received in Washington Gas’s natural gas system are recoverable expenses and that Washington Gas is authorized to achieve full cost recovery from sales and delivery service customers of hexane commodity costs incurred prior to December 30, 2009. Additionally, the Stipulation:
(i)	approves the recovery of hexane commodity costs incurred after December 30, 2009 from sales and delivery service customers, subject to review as a component of Washington Gas’s cost of gas;

(ii)	establishes the implementation of a coupling replacement and encapsulation program (program), wherein Washington Gas will replace or encapsulate a portion of its mechanically coupled pipe in the District of Columbia. The program is expected to conclude in approximately seven years with total spending not to exceed $28 million;

(iii)	provides for the cost of the program to be recovered through an annual surcharge based on actual expenditures for coupling replacement and encapsulation that will become effective at the end of the existing base rate freeze (October 1, 2011). The cost will include both a return of and return on the cost of coupling replacement and encapsulation, computed in accordance with the terms of the rates currently in effect and

(iv)	establishes periodic reporting on the level of hexane injected at each of Washington Gas’s hexane facilities with the associated commodity costs, and continued filing of leak-related information with the PSC of DC.
As of September 30, 2009 Washington Gas has incurred cumulative total HHC costs of $1.8 million related to the District of Columbia of which approximately $0.5 million has been recovered, $0.7 million has been charged to expense and $0.6 million has been deferred as a regulatory asset. As a result of the approval of the Stipulation, the $0.7 million of hexane costs previously charged to expense will be reversed into income during the first quarter of fiscal year 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company (Registrant)
Date: December 22, 2009	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)